Exhibit 99.1

____________________________________

AGREEMENT AND PLAN OF MERGER

_____________________________________

Between

Birch Branch Acquisition Corp.

and

BIRCH BRANCH INC

September 25, 2012

THIS AGREEMENT AND PLAN OF MERGER (“Agreement”) is made and entered into as of September 25, 2012, by and between, Birch branch Acquisition corp., a Nevada Corporation (“ACQUISITION CORP.”), birch branch, Inc., a Colorado corporation (the “Company”), where ACQUISITION CORP. owns 94.4% of the Company Shares.

RECITALS

WHEREAS, the Company is a corporation organized and existing under the laws of Colorado with thirty-two million, forty-seven thousand, two hundred and twenty-two (32,047,222) shares of common stock issued and outstanding (the “Shares”).

WHEREAS, ACQUISITION CORP. is a corporation organized and existing under the laws of Nevada with a total authorized share of one hundred thousand (100,000) with a par value of $0.0001.

WHEREAS, the respective Boards of Directors of ACQUISITION CORP. and the Company have determined that a merger of the Company with and into ACQUISITION CORP. (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, would be fair and in the best interests of their respective shareholders, and such Boards of Directors have approved such Merger.

WHEREAS, the parties hereto intend and accordingly designate the Merger so that the Merger shall qualify as a reorganization for federal income tax purposes under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

WHEREAS, the parties hereto desire to make certain representations, warranties, covenants and agreements in connection with the Merger.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company and ACQUISITION CORP. hereby agree as follows:

ARTICLE I

The Merger

SECTION 1.01 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Colorado Business Corporation Act (the “CBCA”) and the Nevada Revised Statutes (the "NRS"), the Company shall merge with and into ACQUISITION CORP. at the Effective Time of the Merger (as defined in Section 1.03). Following the Effective Time, the separate existence of the Company shall cease, and ACQUISITION CORP. shall continue as the surviving corporation (the “Surviving Corporation”).

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SECTION 1.02 The Closing. The Closing of the transactions contemplated by this Agreement (the "Closing") shall take place in the offices of McLaughlin & Stern LLP, 260 Madison Avenue, New York, New York 10016 on the 18th day of March, 2013, commencing at 10:00am Eastern Daylight Saving Time (the "Closing Date"), unless another place or time is mutually agreed upon in writing by the parties, but in any event no later than December 31, 2012 unless extended by a written agreement of the parties in writing (the “Termination Date”).

SECTION 1.03 Effective Time.

(a) Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, the Company shall file the Statement of Merger or other appropriate documents (in any such case, the “Statement of Merger”) executed in accordance with the relevant provisions of the CBCA and the NRS and shall make all other filings or recordings required under the CBCA and the NRS in order to effectuate the Merger and in order to accomplish the proper execution of the obligations of the Company and ACQUISITION CORP. under this Agreement.

(b) The Merger shall become effective at such time as the Statement of Merger are duly filed with the Colorado Secretary of State and the Nevada Secretary of State, or at such other time as the Company and ACQUISITION CORP. shall agree as should be specified in the Statement of Merger (the time the Merger becomes effective being hereinafter referred to as the “Effective Time”).

(c) ACQUISITION CORP. may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either itself or the Company in order to carry out and effectuate the transactions contemplated by this Agreement. From the Effective Time, ACQUISITION CORP. shall possess all of the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of the Company, all as provided under the CBCA.

SECTION 1.04 Effects of the Merger. At the Effective Time, and without any further action on the part of the Company or ACQUISITION CORP., the Merger shall have the effects set forth in the applicable provisions of the CBCA.

(a) Articles of Incorporation. The Articles of Incorporation of ACQUISITION CORP. as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

(b) Bylaws. The bylaws of ACQUISITION CORP. as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

(c) Name Change. The name of the Surviving Corporation should be changed to Shun Cheng International Nevada upon Closing.

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(d) Directors and Officers. At the Closing Date, the officers and directors of the Company shall become the officers and directors of the Surviving Corporation to hold the positions in the Surviving Corporation to which they have been elected as officers of the Company as to serve in accordance with the bylaws of the Surviving Corporation.

(e) Rights and Obligations. At the Effective Time, the separate corporate existence of the Company shall cease, and ACQUISITION CORP. as the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public and private nature and be subject to all the restrictions, disabilities, and duties of the Company; and property, real, personal and mixed, and all debts due to the Company on whatever account shall be vested in the Surviving Corporation.

SECTION 1.05 Merger Consideration. Each shareholder of record as of the Effective Time (other than ACQUISITION CORP.) shall be entitled to receive for each issued and outstanding Share held by such shareholder an amount in cash, without interest, equal to 10 United States cents (US $0.10) per share unless such shareholder exercises his, her or its dissenters’ right pursuant to Section 1.09 of this Agreement.

SECTION 1.06 Transfer Agent and Deposit. The Company shall authorize Corporate Stock Transfer, Inc. as its transfer agent (“Transfer Agent”) for the Merger. On the Effective Date, ACQUISITION CORP. shall deposit or otherwise take reasonable steps necessary to cause to be deposited cash in the amount of 243, 291.90 in trust with the Transfer Agent for the benefit of the shareholders of the Company that are entitled to payment under Section 1.05 of this Agreement. At or as promptly as practicable after the Closing Date (but in no event later than five (5) Business Days following the Closing Date), the Transfer Agent shall deliver to each holder of the Shares (other than ACQUISITION CORP.) a shareholder transmittal letter (“Shareholder Transmittal Letter”).

SECTION 1.07 Surrender of Shares and Payment. Upon the duly execution and delivery of the Shareholder Transmittal Letter by holder(s) of Share(s) together with accompanying share certificates representing the Shares(the “Stock Certificates”), the Transfer Agent shall pay such holder(s) pursuant to Section 1.05 of the Agreement.

SECTION 1.08 Shareholder Taxes. Each holder of Share(s) that has received cash payment pursuant to Section 1.05 of the Agreement shall pay taxes as required to be paid under the United States Internal Revenue Code or any provision of state, local or foreign tax law with respect to the making of such payment. None of the Company, ACQUISITION CORP. or the Transfer Agent(s) shall be responsible for deducting and withholding taxes from the consideration otherwise payable pursuant to this Agreement to any holder of Share(s).

SECTION 1.09 Dissenting Shares and Appraisal Right

(a) Any holder of the Share(s) who perfects such holder's rights of dissent and appraisal in accordance with and as contemplated by Article 113 of the CBCA (“Dissenting Shareholder”) shall not receive payment pursuant to Section 1.05 but shall instead be entitled to receive from ACQUISITION CORP. the fair value of such shares in cash as determined pursuant to such provision of the CBCA; provided, that no such payment shall be made to any Dissenting Shareholder unless and until such Dissenting Shareholder has complied with the applicable provisions of the CBCA and surrendered to the certificate(s) representing the Shares for which payment is being made.

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(b) Notwithstanding the provisions of Section 1.09(a) hereof, if any Dissenting Shareholder shall effectively withdraw or lose (through failure to perfect or otherwise) such holder’s appraisal rights with respect to such Shares under the CBCA, if applicable, then, as of the later of the Effective Time and the occurrence of such event, such shares shall automatically be converted into and represent only the right to receive the consideration set forth in and subject to the provisions of this Agreement, upon surrender of the certificate(s) formerly representing such shares.

(c) The Company shall give ACQUISITION CORP. prompt notice of any written demands for appraisal or payment for Shares received by the Company, attempted withdrawals of such demands and any other instruments served pursuant to applicable law that are received by with respect to shareholders' rights to dissent. The Company shall not, without the prior written consent of ACQUISITION CORP., voluntarily make any payment with respect to, or settle or offer to settle, any such demands.

(d) The Company shall not, except with the prior written consent of ACQUISITION CORP., voluntarily make any payment with respect to any such demands or offer to settle or settle any such demands. Any communication to be made by the Company to any holder of Share(s) with respect to such demands shall be submitted to ACQUISITION CORP. in advance and shall not be presented to any shareholder prior to the Company receiving ACQUISITION CORP.’s consent (which consent shall not be unreasonably withheld or delayed).

ARTICLE II

Effect of the Merger on the Capitalization of

the Constituent Entities

SECTION 2.01 Effect on Capitalization. As of the Effective Time, by such actions to be taken by the parties’ hereto, or otherwise by virtue of the Merger and without any action on the part of the holders of Share(s), the Shares (other than the Shares owned by ACQUISITION CORP.) shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and holders of certificates representing the Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration and appraisal rights under the CBCA.

ARTICLE III

Representations and Warranties of ACQUISITION CORP.

ACQUISITION CORP. hereby represents and warrants to the Company that the statements contained in this Article III are true, correct, and complete as of the date of this Agreement and will be true and correct as of the Closing Date.

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SECTION 3.01 Organization. ACQUISITION CORP. is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada and it has all requisite corporate power and authority to carry on their business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority could not be reasonably expected to (i) prevent or materially delay the consummation of the Merger, or (ii) have a material adverse effect on ACQUISITION CORP.

SECTION 3.02 Authority. ACQUISITION CORP. has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation by ACQUISITION CORP. of the Merger and the other transactions contemplated hereby have been duly authorized by all necessary action on its part and no other proceedings on its part are necessary to authorize this Agreement or to consummate the transactions so contemplated, subject to the filing of the Articles of Merger. This Agreement has been duly executed and delivered by ACQUISITION CORP., and constitutes a valid and binding obligation of ACQUISITION CORP. and enforceable against ACQUISITION CORP. in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally.

SECTION 3.03 Acquired Shares. ACQUISITION CORP. understands and agrees that Shares it acquires pursuant to the Agreement will be taken for investment purposes without any intent to distribute.

ARTICLE IV

Representations and Warranties of The Company

The Company represents and warrants to ACQUISITION CORP. that the statements contained in this Article IV are true, correct, and complete as of the date of this Agreement and will be true and correct as of the Closing Date:

SECTION 4.01 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, and has all requisite corporate power and authority to carry on its business as now being conducted or to have such power and authority could not be reasonably expected to (i) prevent or materially delay the consummation of the Merger, or (ii) have a material adverse effect on the Company. The Company is in good standing in each jurisdiction, in which the property owned, leased or operated by it or the nature of the business conducted by it makes such good standing necessary.

SECTION 4.03 Capitalization. The authorized capitalization of the Company consists of 500,000,000 shares of common stock with no par value and 50,000,000 shares of preferred stock with no par value. 32,047,222 shares of common stock are currently issued and outstanding. All Shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other right of any person or any federal or state securities laws. There are no dividends or other amounts due or payable with respect to any Share(s). There are no preemptive rights applicable with respect to the Shares. Prior to the Date of Closing, the Company’s shareholders shall not have agreed to transfer any of their Shares to any third-party.

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SECTION 4.04 Authorization. The Company has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The board of directors of the Company has approved the execution and delivery of this Agreement and the transactions contemplated by this Agreement including the Merger in accordance with the applicable Colorado law and with the Company’s articles of incorporation and bylaws. This Agreement has been duly executed and delivered by the Company and constitutes its valid and binding obligations, enforceable against each of them in accordance with its terms.

SECTION 4.05 Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under the CBCA, and except for the filings required to consummate the Merger and any required Form 8-K, neither the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will: (i) conflict with or result in any breach of any provision of the Articles of Incorporation or bylaws of the Company, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company is a party or by which the Company or its respective properties or assets may be bound; or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its respective properties or assets, except in the case of clauses (iii) or (iv) for violations, breaches or defaults that could not reasonably be expected to have a material adverse effect on the Company or prevent or materially delay the consummation of the Merger.

SECTION 4.06 Financial Statements / SEC Status.

(a) Included in the last Form 10-K filed by the Company with the Securities and Exchange Commission (the SEC) are its audited balance sheet as of December 31, 2010 and 2011, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the fiscal year ended December 31, 2011, including the notes thereto, and the accompanying report of the Company’s independent certified public accountant.

(b) The financial statements of Form 10-Q of the Company for the three months ended June 30, 2012 (the “Most Recent Filing Date”) have been prepared in accordance with GAAP and in accordance with the published rules and regulations of the SEC with respect thereto throughout the periods involved as explained in the notes to such financial statements. The Company’s financial statements present fairly, in all material respects, as of their respective dates, the financial position of the Company. The Company did not have, as of the date of any such financial statements, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected therein in accordance with GAAP, and all assets reflected therein present fairly the assets of the Company in accordance with GAAP.

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(c) The Shares are registered pursuant to Section 12(g) of the Securities and Exchange Act of 1934. As of the Execution Date, the Company has timely filed all reports required by the SEC Rules.   Each of the Company’s Forms 10K and Forms 10Q that have been filed with the SEC (“SEC Documents”) has complied in all material respects with the Exchange Act in effect as of their respective dates. None of the Company’s SEC Documents, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

SECTION 4.07 Absence of Certain Changes or Events. Since the Most Recent Filing Date, the Company has conducted its business only in the ordinary course consistent with past practice, and there has not been any material adverse change (as defined in Section 7.03) with respect to the Company.

SECTION 4.11 Litigation. There is no suit, claim, action, proceeding pending or threatened against the Company, nor is there any investigation against the Company threatened or pending before any governmental entity. The Company is not subject to any outstanding order, judgment, writ, injunction or decree.

SECTION 4.12 Permits; Compliance with Law. The Company is not in violation of, or has not violated, any applicable provisions of any laws, statutes, ordinances or regulations. To the best knowledge of the Company, as of the date of this Agreement, no investigation, inquiry or review by any governmental entity with respect to the Company is pending or threatened, nor has any governmental entity indicated an intention to conduct any such investigation, inquiry or review.

SECTION 4.17 Title to Property. The Company has good and defensible title to all of its properties and assets, free and clear of all liens, charges and encumbrances, except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which could not reasonably be expected to have a material adverse effect.

SECTION 4.22 Full Disclosure. No statement contained in any certificate or schedule furnished or to be furnished by the Company to ACQUISITION CORP., or pursuant to the provisions of, this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

ARTICLE V

Covenants

SECTION 5.01 Mutual Use of Best Efforts. The Parties agree as follows with respect to the period from and after the execution of this Agreement.

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(a) Each of the parties hereto will use its reasonable best efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement, including the preparation of an 8-K regarding the Merger, Schedule 13e-3 and the Information Statement to be filed after the Effective Date.

(b) Each of the parties hereto will give any notices to third parties, and will use its reasonable best efforts to obtain any third party consents, that the other Parties reasonably may request in connection with this Agreement.

(c) Each of the parties hereto will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters in this Agreement.

(d) Each party hereto will give prompt written notice to the other of any material adverse development causing a breach of any of its own representations and warranties in this Agreement.

SECTION 5.02 Conduct of Business Prior to Closing During the period from the date of this Agreement and continuing until the Effective Date, the Company agrees that, other than in connection with the consummation of the transactions contemplated hereby, it shall carry on its business only in the ordinary course of business consistent with past practice, use commercially reasonable efforts to preserve intact its business and assets.

ARTICLE VI

Additional Agreements

SECTION 6.01 Fees and Expenses. All fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid as of the Closing Date by the party incurring such fees or expenses, whether or not the Merger is consummated.

ARTICLE VII

Termination and Indemnification

SECTION 7.01 Termination.

This Agreement may be terminated:

(a) by mutual consent in writing;

(b) by an party if there has been a material misrepresentation or material breach of any representation or warranty by any other party that is not cured by the time of Closing; or

(c) by any party, if any party shall have defaulted or refused to perform in any material respect under this Agreement, or if any party should have reasonable cause to believe there has been a material representation concerning, or failure or breach of, any representation or warranty by the other party.

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ARTICLE VII

Miscellaneous

SECTION 8.02. Notices. All notices and other communications hereunder (“Notice”) shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed), sent by overnight courier (providing proof of delivery) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to any the Company , to:	Mr. Feng Wang Henan Shuncheng Group Coal Coke Co., Ltd. (New Building), Cai Cun Road Intersection, Anyang County, Henan Province, China 455141
with a copy to:	McLaughlin & Stern, LLP 260 Madison Avenue New York, New York 10016 Telephone : (212) 448-1100 Facsimile : (212) 448-0066 Attn. Qian Hu, esq.
if to ACQUISITION CORP., to:	Mr. Xinshun Wang Henan Shuncheng Group Coal Coke Co., Ltd. (New Building), Cai Cun Road Intersection, Anyang County, Henan Province, China 455141
with a copy to:	McLaughlin & Stern, LLP 260 Madison Avenue New York, New York 10016 Telephone: (212) 448-1100 Facsimile : (212) 448-0066 Attn. Qian Hu, esq.

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SECTION 8.03 Interprétation. When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The phrase “made available” in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. As used in this Agreement, “material adverse change” or “material adverse effect” means, when used in connection with a person, any change or effect (or any development that, insofar as can reasonably be foreseen, is likely to result in any change or effect) that, individually or in the aggregate with any such other changes or effects, is materially adverse to the business, prospects, assets (including intangible assets), financial condition or results of operations of such person and its subsidiaries taken as a whole.

SECTION 8.04 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when said counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

SECTION 8.05 Entire Agreement; Third Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

SECTION 8.06 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Nevada, without regard to any applicable conflicts of law.

SECTION 8.07 Publicity. Except as otherwise required by law, for so long as this Agreement is in effect, neither the Company nor ACQUISITION CORP. shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld or delayed.

SECTION 8.08 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

SECTION 8.09 Severability. Each party agrees that, should any court or other competent authority hold any provision of this Agreement to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, the validity, legality and enforceability of the remaining provisions and obligations contained or set forth in this Agreement shall not in any way be affected or impaired thereby, unless the foregoing inconsistent action or the failure to take an action constitutes a material breach of this Agreement or makes this Agreement impossible to perform, in which case this Agreement shall terminate.

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IN WITNESS WHEREOF, BIRCH BRANCH INC. and BIRCH BRANCH ACQUISITION CORP. have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

BIRCH BRANCH INC. By: /s/ Feng Wang Name: Feng Wang Title: CEO Date: September 25, 2012	BIRCH BRANCH ACQUISITION CORP. By: /s/ Xinshun Wang Name: Xinshun Wang Title: President Date: September 25, 2012

FIRST AMENDMENT TO

AGREEMENT AND PLAN OF MERGER

This FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this “Amendment”), is made as of December 31, 2012, by and among Birch Branch, Inc. (the “Company”) and Birch Branch Acquisition Corp. (“Acquisition Corp.”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement (defined below).

RECITALS

WHEREAS, the Company and Acquisition Corp. are parties to that certain Agreement and Plan of Merger, dated as of September 25, 2012 (the “Merger Agreement”), pursuant to which the Company would be merged with and into Acquisition Corp. (the “Merger”), so that, as a result of the Merger, Acquisition Corp. will survive; and

WHEREAS, the parties wish to amend the Merger Agreement in the manner set forth herein.

NOW THEREFORE, in consideration of the respective covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows, intending to be legally bound hereby:

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Section 1. 02 of the Merger Agreement is hereby amended to read in its entirety as follows:

“SECTION 1.02 The Closing. The Closing of the transactions contemplated by this Agreement (the "Closing") shall take place in the offices of McLaughlin & Stern LLP, 260 Madison Avenue, New York, New York 10016 on the ____ day of March, 2013, commencing at 10:00am Eastern Daylight Saving Time (the "Closing Date"), unless another place or time is mutually agreed upon in writing by the parties, but in any event no later than March 15, 2013 unless extended by a written agreement of the parties (the “Amended Termination Date”).”

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on the day and year first above written.

BIRCH BRANCH INC. By: /s/ Feng Wang Name: Feng Wang Title: CEO Date: December 31, 2012	BIRCH BRANCH ACQUISITION CORP. By: /s/ Xinshun Wang Name: Xinshun Wang Title: President Date: December 31, 2012

SECOND AMENDMENT TO

AGREEMENT AND PLAN OF MERGER

This SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this “Amendment”), is made as of March 15, 2013, by and among Birch Branch, Inc. (the “Company”) and Birch Branch Acquisition Corp. (“Acquisition Corp.”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement (defined below).

RECITALS

WHEREAS, the Company and Acquisition Corp. are parties to that certain Agreement and Plan of Merger, dated as of September 25, 2012 (the “Merger Agreement”), pursuant to which the Company would be merged with and into Acquisition Corp. (the “Merger”), so that, as a result of the Merger, Acquisition Corp. will survive; and

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WHEREAS, the parties wish to amend the Merger Agreement in the manner set forth herein.

NOW THEREFORE, in consideration of the respective covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows, intending to be legally bound hereby:

Section 1. 02 of the Merger Agreement is hereby amended to read in its entirety as follows:

“SECTION 1.02 The Closing. The Closing of the transactions contemplated by this Agreement (the "Closing") shall take place in the offices of McLaughlin & Stern LLP, 260 Madison Avenue, New York, New York 10016 on the 18th day of March, 2013, commencing at 10:00am Eastern Daylight Saving Time (the "Closing Date"), unless another place or time is mutually agreed upon in writing by the parties, but in any event no later than March 31, 2013 unless extended by a written agreement of the parties (the “Amended Termination Date”).”

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on the day and year first above written.

BIRCH BRANCH INC. By: /s/ Feng Wang Name: Feng Wang Title: CEO Date: March 15, 2013	BIRCH BRANCH ACQUISITION CORP. By: /s/ Xinshun Wang Name: Xinshun Wang Title: President Date: March 15, 2013

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